Nuo Therapeutics Provides Update on Public Market Trading Status

Intends to Provide Overall Corporate Update During the Week of March 27, 2017

Gaithersburg, MD – March 6, 2017 – Nuo Therapeutics, Inc. (OTCQB: AURX) (“Nuo” or the “Company”), announced today that the Depository Trust Company (“DTC”) has approved the Company’s common stock for DWAC/FAST transfer, thereby allowing the electronic transfer of shareholders’ common stock positions from the Company’s authorized transfer agent, VStock Transfer LLC, to individual shareholder brokerage accounts. Until now, positions in Nuo’s common stock post emergence from bankruptcy in May 2016 have been maintained in book entry form by VStock, thereby materially limiting trading liquidity in the Company’s shares. Shareholders are advised to contact VStock directly at (855) 987-8625 or info@vstocktransfer.com for instructions on transferring their shares. The applicable transfer form is accessible at www.vstocktransfer.com/forms2/TransferInstructionFormDWACfillable.pdf.

As previously disclosed on January 20, 2017, Nuo’s common stock was approved by FINRA for public trading under the symbol ‘AURX.’ Nuo has been current with respect to all of its SEC reporting obligations since mid-November 2016.

The Company also announced its intention to file its 2016 Annual Report on Form 10-K during the week of March 27, 2017 in conjunction with a general corporate update on business activities.

“The return to public trading has been a long and, at times, arduous one and I appreciate the patience that Nuo’s shareholders have displayed while we navigated the various requirements necessary to have a publicly listed security eligible for street name ownership in brokerage accounts,” commented Chief Executive and Chief Financial Officer David Jorden. “The Company successfully emerged from bankruptcy 10 months ago and I look forward to updating investors on the status of the business when we file our SEC Form 10-K later this month.”

About Nuo Therapeutics

Nuo Therapeutics, Inc. is a biomedical company offering leading-edge biodynamic therapies for wound care. The Company's Aurix product is a biodynamic hematogel that harnesses a patient's innate regenerative abilities for the management of a variety of wounds. For additional information, please visit www.nuot.com or www.aurixsystem.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “the facts suggest,” “will be,” “will continue,” “will likely result” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements are subject to various risks and uncertainties, including but not limited to:

●	uncertainties surrounding the trading volume and liquidity of our common stock - DWAC eligibility by itself does not assure that an efficient trading market will actually develop;
●	uncertainties surrounding the price at which our common stock will commence or continue trading;
●	our limited sources of working capital, our need for substantial additional financing and our ability to obtain that financing, whether equity or debt, in the post-restructuring environment;
●	our history of losses and future expectations;
●	our short history and limited operating experience;
●	our and Restorix’s successful implementation of our collaboration agreement;
●	whether CMS will continue to consider its treatment of the geometric mean cost of the services underlying Aurix to be comparable to the geometric mean cost of APC 5054 in the future;
●	our ability to maintain classification of Aurix as APC 5054;
●

whether CMS will continue to maintain the current national average reimbursement rate, and, more generally, our ability to continue to be reimbursed at a profitable national average rate per application in the future;

●	our reliance on several single source suppliers and our ability to source raw materials at affordable costs;
●	our ability to protect our intellectual property;
●	our compliance with governmental regulations;
●	the success of our clinical study protocols under our Coverage with Evidence Development program;
●	our ability to contract with healthcare providers;
●	our ability to successfully sell and market the Aurix System;
●	the acceptance of our products by the medical community;
●	our ability to attract and retain key personnel;
●	our ability to successfully pursue strategic collaborations to help develop, support or commercialize our products; and
●	other risks and uncertainties described in our filings with the SEC, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could differ materially from those anticipated in these forward-looking statements, and our business, results of operations, financial condition and cash flows may be materially and adversely affected. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Except to the extent required by applicable law or rules, the Company undertakes no obligation and does not intend to update, revise or otherwise publicly release any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.

Contact:

Nuo Therapeutics:

David Jorden

CEO/CFO

(240) 499-2680

djorden@nuot.com